LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is dated as of August --, 2014 and made by the individuals whose signatures appear below (severally and not jointly) (each of them, a “ Holder “). Any and all capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Applied Nanotech Holdings, Inc. (“APNT”), PEN Inc., NanoMerger Sub Inc., NanoHolding Inc.(“Nano”) and Carl Zeiss, Inc. have entered into an Agreement and Plan of Merger and Exchange dated  March  10 , 2014 (the “Merger Agreement” ) that provides for the redomestication of APNT into PEN Inc., a Delaware corporation, and the merger of Nano into NanoMerger Sub Inc, a subsidiary of PEN Inc.and

WHEREAS, the execution and delivery of this Agreement by the undersigned is a condition to the closing of the Merger Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Representations and Warranties. Each Holder represents and warrants that he has full power and authority to enter into this Agreement. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto.

2. Lock-Up. Following the Closing, and until the 6th month anniversary of the Closing with respect to the Shares, the undersigned will not, directly or indirectly:

(a) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Applied Nanotech Holdings, Inc., a Texas corporation (the “ Company “) or any other securities convertible into or exercisable or exchangeable for shares of the Company, in each case which are beneficially owned and/or acquired as of the date of this Agreement or underlying any security acquired as of the date of this Agreement, or any other shares of the Company or its successor PEN Inc. that may be acquired by the Holder (collectively, the “ Shares”), including, without limitation, Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and Shares that may be issued upon exercise of any options or warrants, or securities convertible into or exercisable or exchangeable for Shares;

(b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise; or

(c) publicly disclose the intention to do any of the foregoing.

(d) The restrictions of this Section 2 shall not apply to: (i) transfers of Shares as a bona fide gift to an immediate family member; (ii) transfers of Shares to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (iii) transfers of Shares to any beneficiary of the undersigned pursuant to a will, trust instrument or other testamentary document or applicable laws of descent; , if and only if each donee, distributee or transferee shall sign and deliver to the Company, prior to such transfer, a lock-up agreement substantially in the form of this Agreement; or (iv) to Shares acquired as a result of the conversion of notes issued by APNT and purchased by a Holder as part of the Bridge Financing. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

3. Right to Decline Transfer. The Company and its transfer agent on its behalf are hereby authorized (a) to decline to register any transfer of securities if such transfer would constitute a violation or breach of this Agreement and (b) to imprint on any certificate representing Shares a legend describing the restrictions contained herein.

4. Notices. Unless otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement will be in writing and will be given in accordance with the notice provisions of the Merger Agreement, provided that the address for notices to the Holder shall be as set forth on the signature page hereto.

5. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

6. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

7. Amendment. This Agreement may be amended or modified by written agreement executed by the undersigned and the Company or, after the Redomestication Merger, its successor.

8. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first indicated above.

HOLDER:

Notice Address:
Ronald J. Berman

Notice Address:
Dr. Robert Ronstadt

Notice Address:
Howard Westerman